Exhibit 5.1

September 4, 2015

TerraForm Power, Inc.

7550 Wisconsin Avenue, 9th Floor

Bethesda, Maryland 20814

Re:	TerraForm Power, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TerraForm Power, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) senior debt securities or subordinated debt securities of the Company (collectively, “Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein (the “Trustee”), (iii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”), (v) units (“Units”) consisting of Common Stock, Debt Securities, Preferred Stock or Warrants, or any combination of those securities, which may be issued pursuant to one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more agents to be named therein (each, a “Unit Agent”) and (vi) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale from time to time of up to 19,306,667 shares of Common Stock (the “Secondary Shares”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). We have been advised by the Company that the Secondary Shares were issued pursuant to various subscription agreements, each dated as of November 21, 2014, between the Company and each Selling Stockholder (collectively, the “Subscription Agreements”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, Indeterminate Securities and Secondary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

TerraForm Power, Inc.

September 4, 2015

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                the Registration Statement;

(b)               an executed copy of each of the Subscription Agreements;

(c)                a specimen certificate evidencing the Class A Common Stock attached to the certificate of Sebastian Deschler, Senior Vice President, General Counsel and Secretary of the Company, referenced in paragraph (d) below;

(d)               an executed copy of a certificate of Sebastian Deschler, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)                a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of July 14, 2015 and certified pursuant to the Secretary’s Certificate;

(f)                a copy of the Company’s Amended and Restated By-laws, as amended, certified by the Secretary of State of the State of Delaware as of July 14, 2015 and certified pursuant to the Secretary’s Certificate; and

(g)               copies of certain resolutions of the Board of Directors of the Company, adopted on November 20, 2014 and September 3, 2015, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

TerraForm Power, Inc.

September 4, 2015

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities, other than the Secondary Shares, may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates thereto, the Warrant Agreements and the Unit Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the certificate of incorporation and by-laws of the Company so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

TerraForm Power, Inc.

September 4, 2015

2.                The Secondary Shares being sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and are validly issued, fully paid and nonassessable.

3.                With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate”); (v) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the certificate of incorporation and by-laws of the Company, including the Certificate relating to the Offered Preferred Stock, so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

TerraForm Power, Inc.

September 4, 2015

4.                With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture or officer’s certificate establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such supplemental indenture or officer’s certificate; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture or officer’s certificate establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any supplemental indenture or officer’s certificate establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such supplemental indenture or officer’s certificate and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such supplemental indenture or officer’s certificate and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.                With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the certificate of incorporation and the by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Stock, Preferred Stock, Debt Securities and Units for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Delaware.

TerraForm Power, Inc.

September 4, 2015

6.                With respect to any Units offered by the Company (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Units and the Offered Securities for which the Offered Units may be settled and related matters; (v) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the certificate of incorporation and the by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Unit Agent; (vi) any Debt Securities, Common Stock, Preferred Stock or Warrants, relating to such Offered Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock is not less than $0.01 per share or such Preferred Stock is not less than $0.01 per share; and (vii) the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

TerraForm Power, Inc.

September 4, 2015

The opinions stated herein are subject to the following qualifications:

(A)                the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(B)                we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(C)                except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(D)                we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(E)                we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(F)                we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(G)                we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

TerraForm Power, Inc.

September 4, 2015

(I)                we have assumed that the laws of the State of New York will be chosen to govern any Indenture, any supplemental indenture thereto, any Warrant Agreement and any Unit Agreement and that such choice is and will be a valid and legal provision;

(J)                we have assumed that any Debt Securities, Warrants and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent and Unit Agent, as the case may be; and

(K)                to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)                neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation and by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(b)                neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c)                with respect to our opinion set forth in paragraph 2 above, (i) the Company received the consideration for the Secondary Shares set forth in the Subscription Agreements and the applicable resolutions of the Board of Directors of the Company, including any appropriate committee appointed thereby, approving the issuance of the Secondary Shares and (ii) the Secondary Shares have been registered in the Company’s share registry.

TerraForm Power, Inc.

September 4, 2015

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Subscription Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP